SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 Haggerty Rd., Novi, Michigan (Address of principal executive office)	48377 (Zip Code)

Registrant’s telephone number,
including area code:
(248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The United States Bankruptcy Court for the Southern District of New York entered an order on March 30, 2005, approving the execution and implementation by Tower Automotive, Inc., a Delaware corporation (the “Company”) of Key Employee Retention Plan agreements (the “KERP Agreements”) with certain of its key employees. The Company intends to enter into KERP Agreements with a total of 106 employees, including the following executive officers: Kathleen Ligocki, James Mallak, Terrence Gohl, Kathy Johnston, and Thomas Werle. The Company expects that all KERP Agreements will be executed by April 15, 2005.

The Company is entering into the KERP Agreements in order to ensure the continued contributions of the Company’s key employees during the pendency of the Company’s Chapter 11 bankruptcy proceedings. Under each KERP Agreement, the Company will agree to pay the employee a retention incentive. The total amount of the retention incentive (which varies by employee from 40% to 110% of base salary) is payable in four installments of 25% each, conditioned upon the employee’s continued employment by the Company through each of the scheduled payment dates. For each employee with whom the Company has executed a KERP Agreement, the four scheduled payment dates are (1) May 2, 2005; (2) November 2, 2005; (3) the confirmation of a plan of reorganization in the Company’s Chapter 11 bankruptcy proceedings; and (4) six months after the confirmation of a plan of reorganization in the Company’s Chapter 11 bankruptcy proceedings. The aggregate cost of the KERP Agreements will be approximately $7.9 Million.

Pursuant to each KERP Agreement, if the employee’s employment by the Company is voluntarily terminated by the employee (other than upon retirement) or is terminated by the Company for cause (as defined in the KERP Agreement) prior to a scheduled payment date, the employee forfeits all unpaid amounts of the retention incentive. If an employee’s employment by the Company is terminated by the Company other than for cause or is terminated as a result of retirement, disability, or death, the Company is obligated to pay the employee (or his or her estate) a prorated portion of the unpaid amount of the retention incentive, based upon the date of termination of employment.

The KERP Agreements are substantially identical to each other. A form of the KERP Agreement is attached to this Current Report on Form 8-K as Exhibit 10.21.

Item 9.01    Financial Statements and Exhibits

(c)     Exhibits

      10.21     Form of Key Employee Retention Plan agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 7, 2005	TOWER AUTOMOTIVE, INC. (Registrant) By /s/ Christopher T. Hatto Christopher T. Hatto Chief Accounting Officer

Exhibit 10.21

April 1, 2005

Name
Address
City, State, Zip

The Key Employee Retention Plan

Overview of the Key Employee Retention Plan
The Company has established the Key Employee Retention Plan (“KERP”) to help ensure the continued contributions of critical talent to Tower’s successful emergence from Chapter 11 proceedings. Due to your significant contributions to the success of the Company’s operations, you have been selected to participate in the KERP. The KERP provides critical colleagues with the opportunity to earn incentives based on their continued employment with the Company through the Chapter 11 process.

More Details on Retention Incentives
The KERP provides for 25% incremental payments of your total retention incentive, dependent upon your continued employment through each of the dates described below. The total potential value of your retention incentive opportunity is $__________ which is ___% of your current base salary.

The following chart describes the terms applying to the earning and payment of your retention incentive opportunity under the KERP:

Retention Incentive Amount	Vesting Date	Contingent upon Employment through:
$	May 2, 2005	May 2, 2005
$	November 2, 2005	November 2, 2005
$	Emergence	Emergence
$	Six months after emergence date	Six months after emergence date

Treatment upon Employment Termination
In the event your employment terminates prior to any one or more scheduled payment dates, the treatment of your unpaid retention incentive opportunities will be as follows:

o	If you voluntarily terminate your employment with the Company or you are terminated for Cause:

–	You would forfeit all unpaid amounts.

o	If your employment is terminated (1) by the Company for other than Cause, or due to (2) Retirement, Disability or death:

–	You would receive a pro rata share of the unpaid retention incentive, determined by multiplying the unpaid retention incentive by a fraction, the numerator of which is the number of days you have worked with the Company after the most recently completed vesting date, and the denominator of which is the total number of days between the most recently completed vesting date and the next vesting date. This amount will be paid within thirty (30) days after the next vesting date.

For purposes of this Letter Agreement, the terms “Retirement” and “Disability” shall have the meanings provided in the Tower Automotive, Inc. Long-Term Incentive Plan. The term “Cause” shall mean (1) a colleague’s willful and continued failure to substantially perform their duties after a written demand for substantial performance is delivered to the colleague which specifically identifies the manner in which the Company believes that the colleague has willfully failed to substantially perform their duties, (2) a colleague willfully engaging in conduct which is demonstrably and materially injurious to the Company, or (3) a colleague’s having been convicted of a felony.

Miscellaneous
Modifications, Waivers, or Discharges. No provision of this Letter Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by you. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Letter Agreement. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided to the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Letter Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.

No Mitigation. You shall not be required to mitigate the amount of any payment under this Letter Agreement by seeking employment or any other form of remunerative service, nor shall the amount of any payment or benefit provided to you herein be reduced by any compensation earned by you as the result of your employment by another employer, self-employment, by retirement benefits, or by any amount claimed to be owed by you to the Company.

Future and Continuing Employment. Nothing in this Letter Agreement shall restrict you from securing future employment or providing services for remuneration in any other form following termination of your employment with the Company. Further, this Agreement is not an employment agreement; consequently, nothing is this Agreement changes your employment status with the Company.

Counterparts. This Letter Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Choice of Law. This Letter Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Michigan (without regard to principles of conflicts of laws), and all questions relating to the validity and performance hereof and remedies hereunder shall be determined in accordance with such law.

Arbitration. Any dispute, claim or controversy arising out of or relating to this Letter Agreement shall be finally settled by binding arbitration (the “Arbitration”). The Arbitration shall be conducted within fifty (50) miles of the city of Detroit, before a single arbitrator who is an attorney admitted to practice and in good standing in the state of Michigan. The arbitrator shall be appointed, and the Arbitration shall be conducted, under the rules of the American Arbitration Association in effect at the time of such arbitration. The arbitrator’s decision shall be final, conclusive and binding on the parties to the Arbitration, and shall be the exclusive forum for any claims arising out of this Letter Agreement or the subject matter hereof. Such award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

Legal Fees. Except as provided above, each party shall pay the all of its own costs and expenses associated with a dispute under this Letter Agreement.

Assignment. Tower shall have the right to assign its rights and obligations under this Agreement to an entity that acquires all or substantially all of the assets of the Company and continues the Company’s business. The rights and obligations of the Company under this Letter Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company. You shall not have any right to assign your obligations under this Letter Agreement and shall only be entitled to assign your rights under this Letter Agreement upon your death, or as otherwise agreed to by the Company.

Confidentiality. You agree not to disclose the substance or existence of this Agreement with any person or entity except as may be required by law or the terms of your employment with the Company.

Entire Agreement. This Letter Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to your opportunity to earn the retention incentives described in this Letter Agreement.

If you agree to the terms of this Letter Agreement, please sign on the line provided below and return a copy to Sharon Wenzl, by April 15, 2005.

Congratulations on being selected as a participant in this retention program, and thank you for your continued contribution to Tower’s future business success.

____________________________
Kathleen Ligocki
President & CEO

Agreed and Accepted,

____________________________
Name

____________________________
Date